Grant Thornton LLP

Accountants and Business Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 11, 2005, in this Annual Report and Registration Statement of Mosaic Equity Trust.

(signature)

GRANT THORNTON LLP

Chicago, Illinois
February 25, 2005

175 West Jackson Blvd.
20th Floor
Chicago, Illinois 60604
T 312.856.0200
F 312.565.4719
W www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International